UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 5, 2026

Hydrofarm Holdings Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39773	81-4895761
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1510 Main Street
Shoemakersville, PA 19555

(Address of Principal Executive
Offices) (Zip Code)

Registrant’s telephone number, including area code: (707) 765-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HYFM	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On October 5, 2026, Hydrofarm Holdings Group, Inc. (the "Company") entered into an agreement and mutual release (the “Agreement”) providing for the full, final and complete settlement of all claims by the parties related to their engagement. In connection with the Agreement, the Company agreed to, among other things and subject to certain milestones, issue 300,000 shares of a newly designated non-voting, convertible series of preferred stock of the Company (the “Preferred Shares”). The Preferred Shares will have the designations, powers, preferences, qualifications, limitations and restrictions to be set forth in a Certificate of Designation including that the Preferred Shares will be convertible in the aggregate into 300,000 shares of common stock of the Company (the “Common Stock” and such shares issuable upon conversion, the “Conversion Shares”) upon approval of issuance of the Conversion Shares by the Company’s stockholders as required by applicable rules of The Nasdaq Stock Market LLC.

The offer and issuance of the Preferred Shares is made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder. The recipient of the Preferred Shares represented to the Company that it is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act and is acquiring the Preferred Shares and will acquire any Conversion Shares, for its own account and for investment purposes only. No general solicitation or advertising was used in connection with the offer and issuance of the Preferred Shares. The Preferred Shares are subject to restrictions on transfer under applicable federal and state securities laws.

Item 7.01 Regulation FD Disclosure.

On October 7, 2026, the Company posted a presentation (the "Presentation") to the "Investors" section of its website at https://www.hydrofarm.com/. The Company intends to use the Presentation, in whole or in part, from time to time in meetings and other communications with investors, analysts, and other market participants. A copy of the Presentation is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The reference to our website is an inactive textual reference only and, except for the specific incorporated documents listed herein, the information contained in or accessible through our website does not constitute a part of this Current Report on Form 8-K and is not incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Presentation dated October 7, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hydrofarm Holdings Group, Inc.

Date: October 9, 2026	By:	/s/ William Toler
		Name:	William Toler
		Title:	Chief Executive Officer & Chairman of the Board of Directors
(Principal Executive Officer)